UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                        October 2, 1996 (October 2, 1996)
   ---------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)



                          AES CHINA GENERATING CO. LTD.
   ---------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Bermuda                         0-23148             98-0152612
    -----------------------------------------------------------------------
     (State or other jurisdiction       (Commission         (IRS Employer
          of incorporation)             File Number)      Identification No.)



                             3/F., Jinquiao Building
                             #1 Jianguomenwai Avenue
                   Beijing 100020, People's Republic of China
    ------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code (8610) 65089619


                                  Page 1 of 16
                             Exhibit Index on page 4

                    INFORMATION TO BE INCLUDED IN THE REPORT




Item 5.  Other Events.
------   ------------

          In connection with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Act"), the Registrant intends, from time to time, to issue statements that are intended to be forward looking statements entitled to the "Safe Harbor" protection of the Act. Certain cautionary statements identifying important factors that could cause the Registrant's actual results to differ materially from those projected in any forward looking statements made by or on behalf of the Registrant are filed herewith as Exhibit 20.1 and are incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.
------   ---------------------------------

         (c)  Exhibits.
              --------

          20.1 Certain Cautionary Statements for Purposes of the "Safe Harbor" for Forward Looking Statements Under the Private Securities Litigation Reform Act of 1995.




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



                                    SIGNATURE
                                    ---------


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          AES CHINA GENERATING CO LTD.
                                          ---------------------------



                                                  (Registrant)


                                          By
                                          ------------------------------
                                             Jeffery A. Safford
                                             Vice President, Chief
                                             Financial Officer and
                                             Secretary



Date:  October 2, 1996



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





                                  EXHIBIT INDEX




                                                         Sequentially
Exhibit                                                  Numbered Page
-------                                                  -------------

           20.1   Certain Cautionary Statements for
                  Purposes of the "Safe Harbor" for
                  Forward Looking Statements Under
                  the Private Securities Litigation
                  Reform Act of 1995.                          5

                                                                    Exhibit 20.1

            Certain Cautionary Statements for Purposes of the "Safe Harbor" for Forward Looking Statements Under the Private
                    Securities Litigation Reform Act of 1995



          AES China Generating Co. Ltd. (the "Company" or "AES Chigen") or its representatives from time to time may make or may have made certain forward looking statements, whether orally or in writing, including without limitation any such statements made or to be made in the Management's Discussion and Analysis contained in its various filings with the Securities and Exchange Commission ("SEC"). The Company wishes to ensure that such statements are accompanied by meaningful cautionary statements, so as to ensure to the fullest extent possible the protections of the safe harbor established in the Private Securities Litigation Reform Act of 1995. Accordingly, such statements are qualified in their entirety by reference to and are accompanied by the following discussion of certain important factors that could cause actual results to differ materially from those projected in such forward looking statements.

          The Company cautions the reader that this list of factors may not be exhaustive. The Company operates in a rapidly changing business, and new risk factors emerge from time to time. Management cannot predict such risk factors, nor can it assess the impact, if any, of such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward looking statements. Accordingly, forward looking statements, which speak only as of the date made, should not be relied upon as a prediction of actual results. The Company does not undertake any obligation to release publicly any revisions to forward looking statements to relect events or circumstances after the date forward looking statements are made or to reflect the occurrence of unanticipated events.

          Many of the important factors discussed below have been discussed previously in the Company's filings with the SEC, including without limitation the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1995. Reference is made to those filings for a more detailed discussion of the business of the Company and the factors described herein.




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



Considerations Relating to China

          Domestic Political, Economic and Social Conditions

          The People's Republic of China ("PRC" or "China") is a socialist state which since 1949 has been, and is expected to continue to be, controlled by the Communist Party of China. The Company's investments may be adversely affected by the political, economic and social environment in China, diplomatic developments or changes in laws or regulations (or interpretations thereof), tax or economic policies or policies relating to the allocation of foreign currency, materials, supplies or services (at the central, provincial or local levels). Changes in the top political leadership of the PRC or the departure of a single political leader may have a significant adverse impact on policy, the political environment and economic development in the PRC. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces than in others, and the continuation or increase of such disparities could affect the political or social stability of the PRC.


          International Political Conditions

          A significant and growing portion of economic activity in the PRC is export-driven and, therefore, is affected by developments in the economies of the PRC's principal trading partners. The U.S. Congress considers annually the renewal of "Most Favored Nation" trading status for the PRC and may attach conditions to the renewal of such status (such as human rights, arms sales policies, regional stability or other conditions) which the PRC may decline, or be unable, to meet. The possibility cannot be completely discounted that the United States will revoke or conditionally extend the PRC's Most Favored Nation status because of the PRC's record with respect to these conditions. Moreover, current or future disputes over specific trade issues, such as intellectual property or the balance of trade, or arms sales policies could lead to the imposition of trade or other sanctions by either party or both parties which could affect the PRC's overall and bilateral foreign trade, whether or not the sanctions directly impinge upon any specific commodity or service.

          GOVERNMENT CONTROL OVER ECONOMY

          The PRC only recently has permitted greater provincial and local economic autonomy and private economic activities, and the government of the PRC has exercised and continues to exercise substantial control over every sector of the Chinese economy through regulation and state ownership. Accordingly, government actions in the future, including any decision not to support the economic reform program begun in 1978 and possibly to return to the more centrally-planned economy that existed prior to the time the reform program was started, could have a significant effect on economic conditions in the PRC. Any such development could affect opportunities for foreign investment, the prospects of private sector enterprises and the value of the Company's investments in power projects.


          RESTRICTIONS ON ECONOMIC GROWTH AND INFLATION

          The PRC's economy has been expanding at a very rapid pace. Economic growth has decelerated somewhat under government policy raising the priority of inflation control in macroeconomic management. This and other policy directives intended to slow economic growth and limit the PRC's foreign indebtedness may affect the prospects for third-party financing of some of the Company's projects. There can be no assurance that these austerity measures alone will succeed in slowing the economy's expansion or in controlling inflation, or that they will not reduce liquidity or result in severe dislocations in the PRC economy in general.


          EXCHANGE RATE FLUCTUATIONS

          The Company anticipates that a portion of its costs and expenses will be incurred and that a portion of its potential equity contributions and/or loan advances may be made in Renminbi, the official currency of the PRC. The Company also anticipates that until project investments are made and such projects reach commercial operations, the majority of its revenues will be generated through interest in earnings on U.S. dollar denominated investments. Although the Renminbi has appreciated somewhat in recent months, over the past ten years the Renminbi has experienced a net devaluation against the U.S. dollar. As a result, the

Company does not currently anticipate the need to hedge its projected Renminbi expenditures. Additionally, the Company believes that there is a lack of
economically   efficient   foreign   currency   hedging   strategies   based  on
Renminbi-U.S. dollar futures, swaps and/or options. As a result, if the long-term Renminbi devaluation trend were to reverse, the Company may not be able to mitigate its exposure to potentially fluctuating exchange rates. However, the Company will monitor the availability of financial instruments that may develop and that would permit, in the Company's opinion, economically attractive hedging strategies. In addition, the Company will attempt, whenever possible, to hedge against exchange rate fluctuations by structuring its joint venture and power purchase contracts to provide for adjustments in profit distributions and in electricity payments for changes in the Renminbi and the U.S. dollar exchange rate.


          LIMITED CONVERSION AND REPATRIATION OF CURRENCY

          After project investments are made, the Company anticipates that its project subsidiaries will receive a substantial portion of their revenues in Renminbi. A portion of such revenues will need to be converted to other currencies to meet foreign currency obligations (such as payment obligations to non-Chinese lenders and suppliers of plant and equipment) or to be remitted to the Company as a return of capital or dividends. Because of the PRC government's policy to control its foreign currency reserves, Renminbi earnings within the PRC can be freely converted into foreign currencies only with the permission of the PRC's State Administration for Exchange Control ("SAEC")and only on the basis of rates prevailing in the China Foreign Exchange Trading Center ("CFETC"). The CFETC is an interbank foreign exchange trading market. In accordance with new regulations effective July 1, 1996, foreign investment enterprises, such as sino-foreign joint ventures, in selected locations are now permitted to exchange Renminbi into foreign currencies (up to specified U.S. dollar limits) for current account transactions, including remittance of profits and payments of foreign debts, at designated financial institutions without the need for prior government approval. It remains unclear what impact these regulations will have on the ability of foreign investment enterprises to convert Renminbi into foreign currency in order to make distributions to investors. While in the last two years foreign currency has been readily available, no assurance can be given that the Company's joint ventures will freely be able to remit foreign currency abroad.


          RESTRICTIONS ON FOREIGN OWNERSHIP

          Presently, any project in China must fit within the National Economic and Social Development Plan and all related sub-plans, such as the State Energy Plan, the State Credit Plan and the State Transportation Plan. Accordingly, the negotiation of joint venture power projects involving foreign equity participation, such as those contemplated by the Company, is subject to numerous government approvals and regulatory consents. Because China has allowed private foreign investment in the energy sector only recently, a formal, uniform set of procedures for the approval of the construction and operation of power plants involving foreign investment does not exist.

          Additional restrictions have been imposed by the PRC on ownership and financing by foreign direct investors in large and medium-sized electric power plants. At present, foreign investors are prohibited from acquiring a majority interest in any such plant.


          EVOLVING REGULATIONS AND POLICIES

          Factors such as broad administrative discretion, administrative interpretation, inadequacy of comprehensive laws and regulations, bureaucratic procedures guided by directives of the Communist Party of China and regional variances may add uncertainty to the process of obtaining approvals for any power project with foreign investment.

          In a number of instances, the Company has entered into a series of separate joint venture contracts establishing joint ventures that intend to construct, own or operate different elements or phases of an electric power generation facility and which joint ventures have proceeded or will proceed on the basis of provincial and local government approvals. There is a risk that joint ventures structured in this fashion could be viewed as a single project and that central government entities would seek to challenge the validity of the approvals granted by the provincial and local government entities, or that the projects would be unable to obtain the support of central government authorities in resolving issues if such support were subsequently required in the course of development, construction or operation of a project.


          DEVELOPING INFRASTRUCTURE

          Transportation, electricity transmission and other major infrastructure systems in China are not highly developed. In addition, these logistical hardships are exacerbated by the fact that approximately two-thirds of China's coal resources are concentrated in northern and northwestern China, while a significant portion of its industrial and population centers, and thus the demand for electricity, are in the eastern and southern coastal provinces. As a result, delays in the provision of materials and equipment for the construction of electric power generation facilities, and in the supply of spare parts and fuel once operations commence, are expected to be more common than in more developed countries. Such delays in turn could lead to increased construction-period costs and penalties, shortages of equipment, spare parts or fuel and an inability to operate at or above expected operating levels.


          PRC LAWS

          The PRC's legal system is a civil law system which is based on written statutes and in which decided legal cases have little precedential value. The PRC does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion, particularly in the event of political change. As the legal system in the PRC develops, foreign investors may be adversely affected by new laws, changes to existing laws (or interpretations thereof) and preemption of provincial or local regulations by national laws or regulations. In circumstances where adequate laws exist, it may not be possible to obtain swift and equitable enforcement thereof.

FINANCING CONSIDERATIONS


          NEED FOR AND UNCERTAINTY OF OBTAINING ADDITIONAL FINANCING

          The Company has committed approximately $224 million and invested approximately $91 million in seven projects. The Company has also, over the past two years, repurchased approximately $18 million worth of its Class A Common Stock. In addition, the Company is considering investment opportunities in projects which are in advanced stages of development or under construction and which need additional equity in order to be completed. The Company would invest in these projects on an all equity basis or by providing shareholder loans. If any of these projects are successfully developed, it is likely that the Company will seek to raise debt or additional equity in the near future.

          In addition, the Company and its joint venture partners will need to raise limited-recourse or non-recourse debt for certain projects. The Company believes such projects will be successfully developed only if such debt is obtained. To date, the debt component of electric power projects involving foreign private ownership in China has been provided by a limited number of multilateral and government financing institutions, such as The World Bank and the Asian Development Bank and various export credit agencies, and, to a more limited extent, commercial lenders. However, these institutions and lenders have often required government guarantees and commercial assurances with respect to certain matters such as: the availability, transferability and convertibility of foreign currency; long-term electric power purchase contracts with clear pricing mechanisms; long-term fuel supply contracts; construction completion guarantees; and mitigation of the risks associated with the underdeveloped nature of China's regulatory and legal framework. The Company believes that these guarantees and commercial assurances may generally, as a matter of Chinese government policy, not currently be available in the PRC in form satisfactory to lenders.

          There is a risk that the Company may not be able to access the debt markets to raise the amount of debt required when it is needed, or may not be able to obtain reasonable rates and other terms if debt is available. Factors which could affect the Company's ability to raise such debt include general economic conditions, political conditions in China, capital market conditions, the success of any completed projects and the progress of projects still under development. If debt financing is not available for a project, further development of such project may have to be suspended or terminated and the Company might lose its investment in the project. Such suspension or termination may have possible adverse effects on the Company's credibility in the China power market.



PROJECT SPECIFIC CONSIDERATIONS


          TRADITIONAL PROJECT FINANCE STRUCTURES MAY BE UNAVAILABLE

          It is the Company's intention, when evaluating or developing project opportunities in the PRC to seek to utilize project structures and contractual terms which generally have been proven to be important in international independent power projects for reducing risks, obtaining financing and achieving commercially sound projects. The Company anticipates, however, that projects in China will differ significantly from the typical project finance model. In addition, the Company recognizes that, because foreign investment in PRC power projects is in its early stages, in order to finalize binding contractual documentation with respect to any project, the Company may be required or elect to assume certain risks not typically assumed by project sponsors in an international independent power project, including risks associated with construction (such as completion risks), operations (such as fuel supply or transportation risks), foreign exchange convertibility and, to the extent that the Company cannot negotiate contracts that adjust its revenues for changes in exchange rates, exchange rate fluctuations.


          Limited Contractual Protections for Certain Potential Projects

          A number of the potential projects being pursued by the Company are currently memorialized in initialed or signed joint venture contracts. The joint venture contracts become effective under Chinese law following receipt of certain required government approvals and, in the case of joint venture contracts that have been initialed, following


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

reexecution by the parties. Some of the Company's joint venture contracts are also subject to the satisfaction or waiver of certain significant conditions precedent. There can be no assurance that such projects will receive all the necessary governmental approvals or that all conditions precedent to the relevant joint venture contracts will be satisfied.

          The Company also has preliminary agreements related to the development of a number of potential power projects in the PRC. Such preliminary agreements are not binding under Chinese law, but do set forth a framework upon which further discussions and negotiations may build and serve as a basis for seeking preliminary government approvals. However, there are substantial uncertainties as to which, if any, of these projects will be completed with the participation of the Company. The Company is pursuing other projects as well.


          CONSTRUCTION RISKS

          The construction of an electric power generation plant may be adversely affected by many factors commonly associated with large infrastructure projects, including shortages of equipment, materials and labor, labor disputes, adverse weather conditions, natural disasters, accidents and unforeseen circumstances and problems. Any of these could give rise to delays in the completion of a project and to cost overruns. Delays in obtaining requisite licenses, permits or approvals from government agencies or authorities could also increase the cost, or delay or prevent the commercial operation of a project. Construction delays can result in loss of revenues and, if completion is delayed beyond the contractual completion date, in the payment of penalties. The failure to complete construction according to specifications can result in liabilities, reduced plant efficiency, higher operating costs and reduced earnings. In some cases, the Company's potential projects require the construction of a high voltage transmission line between the plant and the customer. Delays in completion of such a transmission line could also delay the commencement of commercial operation of such a plant.

          OPERATING RISKS

          The operation of an electric power generation plant may be adversely affected by many factors, such as the breakdown or failure of equipment or processes, performance below expected levels of output or efficiency, labor disputes, natural disasters, and the need to comply with the directions of the relevant government authorities or industrial customer. In addition, such operation may be adversely affected by insufficient or poor quality fuel resulting either from inadequate sources of supply or inadequate transportation. Although it is expected that power purchase contracts with Chinese entities will, in certain cases, provide for certain minimum levels of revenue which are calculated to be sufficient under expected circumstances to cover the fixed operating expenses, tax liabilities and financing costs of the particular project and to provide a reasonable return on investment, such payments generally will be dependent on the plant producing electricity at some specific level. Moreover, the Company's ability to generate income in excess of the contractual minimum will often depend upon the plant operating at a level above the specified minimum, which in turn will be subject to load demand for such electricity by the power purchaser, the power purchaser's willingness and ability to dispatch the plant and future government policies permitting such operation.


          DEPENDENCE ON CUSTOMERS

          It is intended that each project company in which the Company invests will sell electricity under one or more long-term power purchase contracts to central, provincial, municipal or county electric power organizations or industrial customers which the Company believes will be able to perform their obligations under the power purchase contracts. The creditworthiness of PRC entities may be difficult to ascertain. It is contemplated that the power purchaser would, where possible, purchase at an agreed price a specified minimum amount of electricity generated by the plant during the term of the power purchase contract. The minimum revenue projected to be received by the project company from the power purchaser during the term of the power purchase contract is intended under normal circumstances to be sufficient to pay the projected operating expenses of the plant and the projected financing costs of the project and also to enable the Company to realize a reasonable return on its investment. The ability to attain such levels of revenue will be dependent upon the operating reliability of the plant.

          ENVIRONMENTAL MATTERS

          Approval by the relevant environmental protection bureaus is required at each of the design, construction and start-up stages of the project before the planning commission for the same level of government can issue its approval of the project feasibility study report. Filing of an environmental impact statement or, in some cases, an environmental impact assessment, is required prior to the issuance of such approval. The filing must demonstrate that the project conforms to applicable environmental standards. Discharge permits are likely to be required for water and airborne emissions. Approvals and permits generally have been issued for projects utilizing modern pollution control technology, but there can be no assurance that the legislative basis or the conditions under which such approvals or permits are granted may not be made more stringent in the future. Pollution sources are also required to report their pollution discharges in terms of types and amounts of pollutants discharged into the water and air, and to secure discharge permits for their wastewater discharges, airborne emissions and, from April 1, 1996, solid waste shipments to ensure compliance with relevant emissions standards. China's environmental authorities impose a uniform fee on all industrial wastewater discharges and pollution fees for discharges of waste substances in excess of applicable standards. Fines and other sanctions may be imposed for violations of laws, regulations or decrees.

          The PRC is a party to the Framework Convention on Climate Change (the "Climate Change Convention"), which is intended to limit or capture anthropogenic emissions of greenhouse gases, such as carbon dioxide. Ceilings on such emissions could limit the production of electricity from fossil fuels, particularly coal, or increase the costs of such production. Although ceilings on the emissions of greenhouse gases have not been assigned to developing countries such as the PRC under the Climate Change Convention, the PRC has objected to the possibility of the imposition of such ceilings. The Company's business strategy could be affected if such ceilings were imposed, or

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

if the PRC otherwise decided to limit the increase in its production of electricity or to reduce its reliance on coal-fired power plants. Under the Air Pollution Prevention and Control Law of the PRC, as amended in 1995, regulatory preferences are given to the use of low sulfur-content, low ash coals, and to plants in urban areas that generate steam as well as electricity. The PRC State Planning Commission also has stated that it favors the construction of more plants relying on clean fuels.


CONTROL BY AND RELIANCE ON AES

          The AES Corporation ("AES") holds all of the outstanding shares of the Company's Class B Common Stock and is entitled, voting as a class, to elect one-half of the Board of Directors of the Company. Most of the Company's executive officers are people who are also senior executives, officers and project personnel employed by AES. In addition, AES Chigen has entered into a Project Services Agreement, dated as of December 29, 1993, with AES (the "Services Agreement"). Under the Services Agreement, AES provides to the Company project development services, construction management services and operations and maintenance services necessary for the Company to perform its obligations in connection with the development, acquisition, financing, construction, ownership, maintenance and operation of electric power generation projects in the PRC.


ADHERENCE TO COMPANY VALUES - POSSIBLE IMPACT ON RESULTS OF OPERATIONS

          A core part of the AES Chigen culture is a commitment to "shared principles" of integrity, fairness, fun and social responsibility. The Company tries to adhere to these principles even though doing so might result in diminished or foregone opportunities. The Company's principles are relevant because they help explain how it will approach its business. Additionally, the Company believes that earning a fair profit is an important result of providing a quality product to its customers. Some argue there is no inherent conflict between principles and profits and the Company agrees with this belief. However, if a perceived conflict arises between these principles and profits, the Company intends to try to adhere to its principles. The Company seeks to adhere to these

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


principles, not as a means to achieve economic success, but because adherence is a worthwhile goal in and of itself.

















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